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                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                                 Alkermes, Inc.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Pennsylvania                                      23-2472830
-------------------------------                        ----------------
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

64 Sidney Street, Cambridge, Massachusetts                02139-4234
------------------------------------------                ----------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                                 Alkermes, Inc.
                             1999 Stock Option Plan
                            ------------------------
                            (FULL TITLE OF THE PLAN)

                                 Richard F. Pops
                             Chief Executive Officer
                                 Alkermes, Inc.
                                64 Sidney Street
                       Cambridge, Massachusetts 02139-4234
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (617) 494-0171
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                with a copy to:

                          Morris Cheston, Jr., Esquire
                           Jennifer L. Miller, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                               1735 Market Street
                      Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

--------------------------------------------------------------------------------
                                    Proposed       Proposed
Title of                            Maximum        Maximum
Securities          Amount          Offering       Aggregate      Amount of
to be               to be           Price Per      Offering       Registration
Registered          Registered(1)   Share(2)       Price(2)       Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.01
per share           2,500,000       $34.5313       $86,328,250    $24,000
--------------------------------------------------------------------------------



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(1)      In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend or the like.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company's Common Stock on October 18, 1999, $34.5313, as reported on the Nasdaq National Market for securities of the same class as those to be offered.




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          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of Form S-8 will be given or sent to all employees who participate in the 1999 Stock Option Plan as specified by Rule 428.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Alkermes, Inc. (the "Company") (File No. 0-19267) or pursuant to the Securities Act of 1933, as amended (the "Securities Act") are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

                  (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

                  (c) Current Reports on Form 8-K dated February 1, 1999 (as amended by Form 8-K/A filed April 19, 1999 and further amended by Form 8-K/A filed May 13, 1999) (the supplemental consolidated financial statements set forth in Item 7 were subsequently superseded by the financial statements and supplementary data set forth in Item 8 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999), April 7, 1999 and April 15, 1999; and

                  (d) Item 1 of Registration Statement of the Company on Form 8-A dated June 28, 1991, as amended by a Report on Form 8-A/A dated January 17, 1997.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



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ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Morris Cheston, Jr., Esquire, Secretary of the Company, and Martha J. Hays, Esquire, Secretary of Alkermes Investments, Inc., a wholly-owned subsidiary of Alkermes, Inc., are partners in the law firm of Ballard Spahr Andrews & Ingersoll, LLP which has given an opinion passing upon the validity of the securities being registered hereby.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  The Pennsylvania Business Corporation Law of 1988, as amended, authorizes the Company to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. In addition, the Company has also obtained Directors' and Officers' Liability Insurance in the amount of $10,000,000 which insures its officers and directors against certain liabilities such persons may incur in their capacities as officers or directors of the Company.

                  Article 5 of the Company's By-Laws provides as follows:

                  5.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER PERSONS. The Corporation shall indemnify any director, officer, employee or agent of the Corporation or any of its subsidiaries who was or is an "authorized representative" of the Corporation (which shall mean, for the purpose of this Article, a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Corporation to the fullest extent permitted by law, including without limitation indemnification against expenses (which shall include for purposes of this Article attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification in respect of a portion of any liabilities to which such person may be subject, the Corporation shall


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nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities.

                  5.2 ADVANCEMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Section 5.1 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be prerequisite to the making of an advance.

                  5.3 EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                  5.4 SECURITY FOR INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

                  5.5 RELIANCE UPON PROVISIONS. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

                  5.6 AMENDMENT OR REPEAL. All rights of indemnification under this Article shall be deemed a contract between the Corporation and the person entitled to indemnification under this Article pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.



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                  5.7 SCOPE OF ARTICLE. The indemnification, as authorized by this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-40250).)

         4.2 Specimen of Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, as amended (File No. 333-50157).)

         4.3 Specimen of 1999 Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.3 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999.)

         4.4 Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.4 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999.)

         4.5 Form of 1995 Warrant to purchase 300 shares of the Registrant's Common Stock. (Incorporated by reference to
                  Exhibit 4.3 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992.)

         4.6 Form of Global Warrant Certificate for 1994 Class A Warrants. (Incorporated by reference to Exhibit 4.6 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

         4.7 Form of Global Warrant Certificate for 1994 Class B Warrants. (Incorporated by reference to Exhibit 4.7 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)



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         4.8      Form of Global Warrant Certificate for 1994 Affiliate
                  Warrants. (Incorporated by referenced to Exhibit 4.8 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

         4.9 Form of Global Warrant Certificate for 1994 Incentive Warrants. (Incorporated by reference to Exhibit 4.9 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

         4.10 Warrant Agreement, dated as of November 18, 1994, by and between the Registrant and The First National Bank of Boston. (Incorporated by reference to Exhibit 4.10 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

         4.11 Indenture, dated as of March 1, 1998, between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3, as amended (File No. 333-50157).)

         5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

         23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         24       Power of Attorney (included in signature page).

         99 Alkermes, Inc. 1999 Stock Option Plan. (Incorporated by reference to Exhibit 10.7 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999.)

ITEM 9.  UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,


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individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling


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person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 22, 1999.


                                        ALKERMES, INC.


                                        By /s/ Richard F. Pops
                                           ---------------------------------
                                               Richard F. Pops
                                               Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Each person whose signature appears below in so signing also makes, constitutes and appoints Richard F. Pops and James M. Frates, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         SIGNATURE                        TITLE                       DATE


/s/ Michael A. Wall                 Director and                October 22, 1999
----------------------------        Chairman of the
Michael A. Wall                     Board



/s/ Richard F. Pops                 Director and Chief          October 22, 1999
-----------------------------       Executive Officer
Richard F. Pops                     (Principal
                                    Executive Officer)




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/s/ Robert A. Breyer                Director, President         October 22, 1999
-----------------------------       and Chief Operating
Robert A. Breyer                    Officer



/s/ James M. Frates                 Vice President, Chief       October 22, 1999
-----------------------------       Financial Officer and
James M. Frates                     Treasurer
                                    (Principal Financial Officer
                                    and Principal Accounting
                                    Officer)



/s/ Floyd E. Bloom                  Director                    October 22, 1999
-----------------------------
Floyd E. Bloom



/s/ John K. Clarke                  Director                    October 22, 1999
-----------------------------
John K. Clarke



/s/ Alexander Rich                  Director                    October 22, 1999
-----------------------------
Alexander Rich



/s/ Paul Schimmel                   Director                    October 22, 1999
-----------------------------
Paul Schimmel



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                                  EXHIBIT INDEX



NUMBER                               EXHIBIT

4.1 Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-40250).)

4.2        Specimen of Preferred Stock Certificate of Alkermes, Inc.
           (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, as amended (File No. 333-50157).)

4.3        Specimen of 1999 Preferred Stock Certificate of Alkermes, Inc.
           (Incorporated by reference to Exhibit 4.3 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999.)

4.4        Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc.
           (Incorporated by reference to Exhibit 4.4 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999.)

4.5 Form of 1995 Warrant to purchase 300 shares of the Registrant's Common Stock. (Incorporated by reference to Exhibit 4.3 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992.)

4.6        Form of Global Warrant Certificate for 1994 Class A Warrants.
           (Incorporated by reference to Exhibit 4.6 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

4.7        Form of Global Warrant Certificate for 1994 Class B Warrants.
           (Incorporated by reference to Exhibit 4.7 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

4.8        Form of Global Warrant Certificate for 1994 Affiliate Warrants.
           (Incorporated by referenced to Exhibit 4.8 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

4.9        Form of Global Warrant Certificate for 1994 Incentive Warrants.
           (Incorporated by reference to Exhibit 4.9 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

4.10 Warrant Agreement, dated as of November 18, 1994, by and between the Registrant and The First National Bank of Boston. (Incorporated by reference to



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           Exhibit 4.10 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1994.)

4.11 Indenture, dated as of March 1, 1998, between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3, as amended (File No. 333-50157).)

5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

23.2       Consent of Deloitte & Touche LLP.

24         Power of Attorney (included in signature page).

99         Alkermes, Inc. 1999 Stock Option Plan. (Incorporated by reference to
           Exhibit 10.7 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999.)